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                                                                    Exhibit 23.2
                                                                    ------------


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option/Stock Issuance Plan and the Employee Stock Purchase Plan of Infoseek Corporation of our reports dated January 20, 1999 with respect to the consolidated financial statements and schedule of Infoseek Corporation included in its Annual Report (Form 10-K) for the year ended October 3, 1998, filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP


                                               ERNST & YOUNG LLP


San Jose, California
February 11, 1999